UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2013

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California

(State or other jurisdiction of incorporation)

0-13292	94-2579843
(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

McGrath RentCorp (the “Company”) has adopted the McGrath RentCorp Change in Control Severance Plan (the “Plan”) as of April 22, 2013.

Under the Plan, each employee selected to participate will be entitled to receive the following payments and benefits in the event the employee is terminated for any reason other than “Cause,” as defined in the Plan, or terminates his or her employment with the Company for “Good Reason,” as defined in the Plan: (1) a lump sum payment in cash equal to (a) one times the employee’s annual base pay, plus (b) an amount equal to the employee’s target cash bonus for the year of termination (or the prior year if no target has been set for the year of termination); (2) continuing coverage under the Company’s group health plan for 12 months following termination; and (3) transitional outplacement benefits in accordance with the policies and guidelines of the Company as in effect immediately prior to the change in control. In addition, one-hundred percent of the employee’s Equity Compensation Awards, as defined in the Plan, automatically shall accelerate and all restrictions or repurchase rights applicable thereto shall immediately lapse so as to become fully vested and exercisable.

If any payments and benefits to be paid or provided to an executive, whether pursuant to the Plan or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the executive’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

An employee’s receipt of payments and benefits under the Plan will be conditioned upon the executive’s execution of a waiver and release of all claims arising out of his or her termination and employment with the Company. In addition, in order to participate in the Plan, an employee must agree to comply with non-solicitation and non-disparagement covenants while the employee is employed and for 12 months thereafter.

The Company may amend or terminate the Plan at any time; provided that employees’ rights to payments and benefits upon a termination in connection within 12 months after a “Change in Control,” as defined in the Plan, may not be adversely affected by an amendment or termination occurring within 12 months after the Change in Control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGrath RentCorp

Date: April 26, 2013	By:	/s/ Randle Rose
	Name:	Randle Rose
	Title:	Senior Vice President and Chief Administrative Officer